Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-197763) of Rightside Group, Ltd. of our report dated March 23, 2015 relating to the combined and consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

March 23, 2015